SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2004

GENUINE PARTS COMPANY

(Exact Name of Registrant as Specified in Charter)

Georgia	001-05690	58-0254510

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 Circle 75 Parkway, Atlanta, GA 30339
(Addresses of Principal Executive Offices, including Zip Code)

(770) 953-1700
(Registrant’s Telephone Number, including Area Code)

SIGNATURE
INDEX TO EXHIBITS
EX-99.1 PRESS RELEASE DATED APRIL 19, 2004

Item 5.     Other Events and Regulation FD Disclosure.

     The Board of Directors of Genuine Parts Company declared a regular quarterly cash dividend of 30 cents per share on the Company’s common stock.

     The dividend is payable July 1, 2004 to shareholders of record June 11, 2004.

     In addition, the Company announced the following officer changes: Frank M. Howard elected Senior Vice President and Treasurer and Carol B. Yancey elected Vice President – Finance.

     Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of Genuine Parts Company, dated April 19, 2004, reporting Genuine Parts Company dividend payable July 1, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUINE PARTS COMPANY
By:	/s/ Jerry W. Nix
	Name:	Jerry W. Nix
	Title:	Executive Vice President – Finance (Principal Financial Officer)

Date: April 19, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated April 19, 2004.